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                                                                       EXHIBIT:5

                                           Suite 2800  1100 Peachtree St.
[KILPATRICK STOCKTON LLP LOGO]                      Atlanta GA 30309-4530
                                           t 404 815 6500  f 404 815 6555
Attorneys at law                               www.KilpatrickStockton.com


May 10, 2002



Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, Georgia 30339

         Re:      Registration Statement on Form S-4

Dear Sirs:

         We have acted as legal counsel for Interface, Inc., a Georgia corporation (the "Company"), and its guarantor subsidiaries (the "Guarantors") in connection with the preparation and filing of a registration statement on Form S-4, File No. 333-87096 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the exchange of up to an aggregate principal amount of $175,000,000 of the Company's 10 3/8% Senior Notes Due 2010, Series B (the "Exchange Notes") for up to an aggregate principal amount of $175,000,000 of its outstanding 10 3/8% Senior Notes Due 2010, Series A. Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction with the Accord. Notwithstanding anything in the Accord to the contrary, the Accord shall not be deemed to limit or otherwise qualify any of the express qualifications, exceptions and limitations that are set forth herein, each of which shall be cumulative of the Accord.

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the respective Articles of Incorporation of the Company and of the

ATLANTA AUGUSTA CHARLOTTE LONDON MIAMI RALEIGH RESTON STOCKHOLM WASHINGTON WINSTON-SALEM


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[KILPATRICK STOCKTON LLP LOGO]

Interface, Inc.
May 10, 2002
Page 2


Guarantors, as amended to date, (c) the respective By-laws of the Company and of the Guarantors, as amended to date, (d) resolutions adopted by the Board of Directors (or its Executive Committee) of the Company and of the Guarantors, (e) the Indenture for the Notes, (f) the Form of Exchange Note, and (g) the Statement on Form T-1 under the Trust Indenture Act of 1939, as amended, relating to the Indenture.

         During the course of such examination and review and in connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:

                  1. All natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") and the Indenture have sufficient legal capacity to enter into and perform their respective obligations under the Indenture and to carry out their roles in the Offering.

                  2. Each party involved in the Offering other than the Company (collectively the "Other Parties") has satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture enforceable against it.

                  3. Each of the Other Parties has complied with all legal requirements pertaining to its status as such related to its rights to enforce the Indenture against the Company.

         The opinions set forth below are limited to the laws of the State of Georgia and the federal laws of the United States of America. We are not members of the state bar of New York, and we are not experts on the laws of such state.

         Further, we note that the Exchange Notes provide that they are to be governed by the laws of the State of New York. For purposes of this letter, we have assumed with your consent that, notwithstanding their express terms, the Exchange Notes will be governed by the laws of the State of Georgia (without giving effect to its conflict of laws principles). We express no opinion on what laws will actually govern the Exchange Notes.


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[KILPATRICK STOCKTON LLP LOGO]

Interface, Inc.
May 10, 2002
Page 3


         Based upon and subject to the foregoing, it is our opinion that the Exchange Notes covered by the Registration Statement, when executed in the manner set forth in the Indenture and issued and delivered in the manner set forth in the Registration Statement, will be legally issued by, will be binding obligations of, and will be enforceable against, the Company.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    KILPATRICK STOCKTON LLP



                                    By: /s/ W. Randy Eaddy
                                       -----------------------------
                                       W. Randy Eaddy, a Partner